UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	May 12, 2005

First Security Group, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Tennessee
(State or Other Jurisdiction of Incorporation)

000-549747	58-2461486
(Commission File Number)	(IRS Employer Identification No.)

817 Broad Street, Chattanooga, Tennessee	37402
(Address of Principal Executive Offices)	(Zip Code)

(423) 266-2000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On May 12, 2005, First Security Group, Inc. (“First Security”) and its wholly-owned subsidiary FSGBank, N.A. (“FSGBank”) entered into an Agreement and Plan of Share Exchange (the “Agreement”) with Jackson Bank & Trust (“Jackson Bank”), pursuant to which, among other things, First Security will acquire 100% of the outstanding shares of common stock of Jackson Bank in exchange for $92.00 per share (the “Share Exchange”). Subsequent to the Share Exchange, it is expected that Jackson Bank will be merged with and into First Security’s wholly-owned subsidiary FSGBank, with FSGBank surviving the transaction. A copy of the Agreement is filed with this report as Exhibit 2.1 and is incorporated by reference herein. A copy of the press release announcing the execution of the Agreement is also attached to this report as Exhibit 99.1.

Under the terms and subject to the conditions of the Agreement, which has been approved by the Boards of Directors of both First Security and Jackson Bank, at the effective time of the Share Exchange (the “Closing Date”), all of the outstanding common stock and options of Jackson Bank will be acquired by First Security for approximately $33.1 million in cash, or $92.00 per share. If the Closing Date does not occur on or before July 31, 2005, the consideration to be paid by First Security will accrue interest at the Federal Funds rate plus 1.5%.

The Share Exchange is subject to approval by the shareholders of Jackson Bank, the receipt of necessary regulatory approvals, and other customary closing conditions. The Share Exchange does not require approval by First Security’s shareholders.

The foregoing description of the Share Exchange and the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 2.1 hereto.

The press release, attached as Exhibit 99.1, contains forward-looking statements for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward looking statements relate to future events or our future financial performance and may involve known or unknown risks, uncertainties, and other factors which may cause the actual results, performance, financial condition, or achievements of First Security to be materially different from future results, performance, financial condition, or achievements expressed or implied by such forward looking statements. Forward looking statements include statements using the words such as “may,” “will,” “anticipate,” “should,” “would,” “assure,” “believe,” “contemplate,” “expect,” “estimate,” “project,” “continue,” “intend,” “design, “ “seeks,” or similar words and expressions of the future. These forward looking statements involve risks and uncertainties and may not be realized due to a variety of factors, including, those stated in First Security’s Annual Report on Form 10-K for the year ended December 31, 2004. All forward looking statements attributable to First Security are expressly qualified in their entirety by this statement. Our actual results may differ significantly from those we discuss in these forward looking statements. First Security disclaims any obligation to update any of the forward-looking statements contained herein to reflect future events or developments.

Item 9.01.	Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description

2.1
Agreement and Plan of Share Exchange by and between First Security Group, Inc., FSGBank, N.A. and Jackson Bank & Trust, dated May 12, 2005. (Schedules and exhibits are omitted pursuant to Regulation S-K, Item 601(b)(2); First Security agrees to furnish supplementally a copy of such schedules and/or exhibits to the SEC upon request.)

99.1	Press Release dated May 12, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FIRST SECURITY GROUP, INC.

Dated:May 12, 2005
By: /s/ William L. Lusk, Jr.
Name: William L. Lusk, Jr.
Title: Chief Financial Officer